UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2004

CCC Information Services Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000 - 28600	54-1242469

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois 60654

(Address of Principal Executive Offices)

_____________________

312-222-4636

(Registrant’s telephone number, including area code)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On November 5, 2004, John D. Collins was appointed to the Board of Directors of CCC Information Services Group Inc. (the “Company”). Mr. Collins fills a vacancy created when the Company recently increased the size of the board from seven to eight members. There are no arrangements between Mr. Collins and any other persons pursuant to which Mr. Collins was selected as a director, nor are there any transactions to which the Company is a party an in which Mr. Collins had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Collins has also been appointed to serve on the audit committee of the board. A copy of the press release announcing Mr. Collins’ election is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release issued November 8, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2004	CCC INFORMATION SERVICES GROUP INC.

	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and
Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued November 8, 2004.

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